UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2009

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 29, 2009, Electronics for Imaging, Inc. (“EFI”) terminated its synthetic lease arrangement with Societe Generale Financial Corporation related to the building located at 301 Velocity Way in Foster City, California. Under the agreements governing the arrangement, EFI had the option to purchase the facility for $31.73 million, representing the amount financed under the lease. On January 29, 2009, EFI exercised this option, paid the purchase price, and terminated all agreements relating to the synthetic lease arrangement, other than certain surviving indemnity obligations. The real property that was subject to the synthetic lease arrangement is included in the sale of real estate assets to Gilead Sciences, Inc. which closed on January 29, 2009.

A summary of the material terms of the synthetic lease arrangement is included in EFI’s Current Report on Form 8-K dated September 30, 2004, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 29, 2009, EFI closed the sale of certain real property and improvements and certain other assets to Gilead Sciences, Inc., for a total purchase price of $137.5 million. The property sold included approximately thirty acres of land, which is entitled for development, the office building located at 301 Velocity Way, Foster City, California, consisting of approximately 163,000 square feet, and certain other assets related to the property. EFI has retained ownership of the office building located at 303 Velocity Way consisting of approximately 295,000 square feet on approximately five acres of land, which is EFI’s current headquarters.

Item 2.02.	Results of Operations and Financial Condition.

On January 29, 2009, EFI announced preliminary financial results for the fiscal quarter ended December 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

A copy of EFI’s press release announcing the closing of the real estate sale transaction described in Item 2.01 above is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 29, 2009, EFI made a special grant of 20,000 restricted stock units, vesting over a two-year period, to John Ritchie, its Chief Financial Officer, under its 2007 Equity Incentive Award Plan with grant date as of the first business day following the closing of the real estate sale. The grant was approved by the compensation committee of EFI’s board of directors in recognition of Mr. Ritchie’s efforts and performance in executing the real estate sale transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 29, 2009 – EFI Reports Q4 2008 Results.

99.2	Press Release dated January 29, 2009 – EFI Closes Sale of Real Estate Assets to Gilead Sciences.

The information included in Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 29, 2009	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 29, 2009

Exhibit No.	Description

99.1	Press Release dated January 29, 2009 – EFI Reports Q4 2008 Results.

99.2	Press Release dated January 29, 2009 – EFI Closes Sale of Real Estate Assets to Gilead Sciences.